Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 155 to Registration Statement No. 002-27962 on Form N-1A of our reports as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, one of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolio listed on the attached Appendix A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2015

Appendix A

Report Date

Funds

February 20, 2015

Eaton Vance Stock Fund

February 23, 2015

Parametric Commodity Strategy Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending December 31, 2014:

Report Date

Portfolio

February 20, 2015

Stock Portfolio